Exhibit 21

In 1995, WRIT formed a subsidiary partnership, WRIT Limited Partnership; a Delaware limited partnership in which it owns 100% of the partnership interest.

In 1998, WRIT formed a subsidiary limited liability company, WRIT-NVIP, L.L.C., a Virginia limited liability company in which it owns 93% of the membership interest. The 7% minority ownership interest is discussed further in Note 2 to the financial statements.

In 1998, WRIT formed a subsidiary limited liability company, Cascade/Maryland Properties L.L.C., a Washington state limited liability company in which WRIT owns 100% of the membership interest.

In 2000, WRIT formed a limited liability company, Munson Hill Towers, L.L.C., a Virginia limited liability company in which WRIT owns 100% of the membership interest.

In 2003, WRIT formed a subsidiary limited liability company, WRIT Prosperity Holdings, L.L.C., a Delaware limited liability company in which WRIT owns 100% of the membership interests.

In 2003, WRIT formed subsidiary limited liability companies WRIT 8501-8503, L.L.C. and WRIT 8505, L.L.C., both Delaware limited liability companies in which WRIT owns 100% of the membership interests.

In 2004, WRIT formed a subsidiary limited liability company, Shady Grove Medical II, L.L.C., a Delaware limited liability company in which WRIT owns 100% of the membership interests.

In 2004, WRIT formed subsidiary limited liability companies WRIT Dulles Holdings, L.L.C., WRIT Dulles I, L.L.C. and WRIT Dulles II, L.L.C., all Delaware limited liability companies in which WRIT owns 100% of the membership interests.

In 2005, WRIT formed subsidiary limited liability companies, WRIT Frederick Crossing Land, L.L.C. and WRIT Frederick Crossing Lease, L.L.C., Delaware limited liability companies in which WRIT owns 100% of the membership interests.

In 2005, WRIT formed subsidiary limited liability company, Frederick Crossing Associates, L.C. a Virginia limited liability company in which WRIT owns 100% of the membership interests.

In 2005, WRIT formed subsidiary corporation, WRIT Frederick Crossing Associates, Inc., a Maryland corporation which is owned 100% by WRIT.

In 2005, WRIT formed subsidiary limited liability company, Frederick Crossing Retail Associates, L.C. a Virginia limited liability company in which WRIT owns 100% of the membership interests.

In 2005, WRIT formed subsidiary limited liability company, Dalton Ventures, L.L.C. a Delaware limited liability company in which WRIT owns 100% of the membership interests.

In 2005, WRIT formed subsidiary limited liability company, Dulles Station, L.L.C. a Delaware limited liability company in which WRIT owns 100% of the membership interests.

In 2006, WRIT formed subsidiary limited liability companies, WRIT Investment Nine, L.L.C., WRIT Investment Ten, L.L.C. and WRIT Investment Thirteen, L.L.C., Maryland limited liability companies in which WRIT owns 100% of the membership interests.

In 2006, WRIT formed subsidiary limited partnership company, SGMB L.P., a Maryland limited partnership company in which WRIT owns 100% of the membership interests.

In 2006, WRIT formed subsidiary limited liability company, SGPC L.L.C., a Maryland limited liability company in which WRIT owns 100% of the membership interests.

In 2006, WRIT formed subsidiary limited liability limited partnership, WRIT Beltway 50 Limited Partnership, L.L.L.P., a Maryland limited liability limited partnership which is owned 100% by WRIT.

In 2006, WRIT formed subsidiary limited liability company, Plumtree Partners, L.L.C., a Maryland limited liability company in which WRIT owns 100% of the membership interests.

In 2006, WRIT formed subsidiary limited liability company, WRIT 15005 SG, L.L.C., a Delaware limited liability company in which WRIT owns 100% of the membership interests.

In 2006, WRIT formed subsidiary limited liability companies, SME Rock, L.L.C., Trade Rock, L.L.C., and SYN-Rock, L.L.C., Delaware limited liability companies in which WRIT owns 100% of the membership interests.

In 2006, WRIT formed subsidiary limited liability companies, SAH Ridge, L.L.C. and SYN-Ridge, L.L.C., Maryland limited liability companies in which WRIT owns 100% of the membership interests.

In 2006, WRIT formed subsidiary companies, SME Rock Manager, Inc., SYN-Rock Manager, Inc., Trade Rock Manager, Inc., SAH Ridge Manager, Inc. and SYN-Ridge Manager, Inc., Delaware corporations which are owned 100% by WRIT.

In 2007, WRIT formed subsidiary limited partnership company, M.O.R.F. III Associates L.P., a Maryland limited partnership company in which WRIT owns 100% membership interest.

In 2007, WRIT formed subsidiary limited liability company, WRIT – Spectrum, L.L.C., a Delaware limited liability company in which WRIT owns 100% membership interest.

In 2007, WRIT formed subsidiary limited liability company, MORF 6, L.L.C., a Delaware limited liability company in which WRIT owns 100% of membership interest.

In 2007, WRIT formed subsidiary limited liability company, WRIT 2440 M, L.L.C., a Delaware limited liability company in which WRIT owns 100% membership interest.

In 2007, WRIT formed subsidiary limited liability companies, WRIT Woodholme, L.L.C., Woodholme Medical Office Building, L.L.C., Delaware limited liability companies in which WRIT owns 100% of membership interest.

In 2007, WRIT formed subsidiary limited liability companies, Morgstan, L.L.C.; WH-I Land, L.L.C.; Maryland limited liability companies in which WRIT owns 100% membership interest.

In 2007, WRIT formed subsidiary limited liability company, WRIT Centremed, L.L.C., a Delaware limited liability company in which WRIT owns 100% membership interest.

In 2007, WRIT formed subsidiary limited liability company, WRIT-MBA, L.L.C., a Delaware limited liability company in which WRIT owns 1% membership interest and is sole managing member.